UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 22, 2010

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware	1-6948	38-1016240
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

First Amendment to Senior Credit Facilities

On February 22, 2010, SPX Corporation (the “Company”),  the Foreign Subsidiary Borrowers parties thereto, the Subsidiary Guarantors parties thereto, the Lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and Bank of America, N.A., as Administrative Agent, entered into the first amendment to the Company’s existing senior credit facilities.  The amendment (i)  reset, with effect from and after the date of the amendment, the amount of extraordinary or non-recurring cash charges resulting from restructuring, severance, plant-closings, integration and other non-recurring events that may be added back  to  Consolidated EBITDA in such credit facilities, and (ii) facilitates  letters of credit and foreign credit instruments the reimbursement obligations of which are assumed by the Company or any of its subsidiaries in acquisitions or other transactions permitted by the credit facilities to be deemed to be issued under the Company’s existing senior credit facilities.  All capitalized terms used but not defined here are as defined in the Company’s senior credit facilities, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

First Amendment, dated February 22, 2010, to the Credit Agreement, dated as of September 21, 2007, among SPX Corporation,  the Foreign Subsidiary Borrowers party thereto, The Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: February 23, 2010	By:	/s/ Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President Finance, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

First Amendment, dated February 22, 2010, to the Credit Agreement, dated as of September 21, 2007, among SPX Corporation,  the Foreign Subsidiary Borrowers party thereto, The Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and the lenders party thereto.